EXHIBIT 7




                                CSW CREDIT, INC.
                              AFFILIATED COMPANIES
                            FACTORING EXPENSE SAVINGS
                        THREE MONTHS ENDED MARCH 31, 1998
                                   (thousands)


                     20%                    5%
                   EQUITY                 EQUITY                 SAVINGS
                 -----------           ------------           -------------

CPL                  $1,736                 $1,358                    $378
PSO                   1,206                    933
                                                                       273
SWEPCO                1,920                  1,356
                                                                       564
WTU                     933                    715
                                                                       218
                 -----------           ------------           -------------

TOTAL                $5,795                 $4,362                  $1,433
                 ===========           ============           =============